Calculation of Filing Fee Tables
S-8
Skyward Specialty Insurance Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	457(a)	802,558	$ 51.28	$ 41,155,174.24	0.0001531	$ 6,300.86
2	Equity	Common Stock, $0.01 par value per share	457(a)	59,640	$ 43.59	$ 2,599,707.60	0.0001531	$ 398.02
Total Offering Amounts:						$ 43,754,881.84		$ 6,698.88
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,698.88
Offering Note
[1]	(1a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2022 Long-Term Incentive Plan (the "2022 Plan") and/or the Registrant's 2022 Employee Stock Purchase Plan (the "2022 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (1b) Reflects automatic annual increases on January 1, 2025, to the number of shares of the Registrant's common stock reserved for issuance under the 2022 Plan, which annual increase is provided for in the 2022 Plan. (1c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $51.28, which represents the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select market on February 28, 2025.

[2]	(2a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2022 Long-Term Incentive Plan (the "2022 Plan") and/or the Registrant's 2022 Employee Stock Purchase Plan (the "2022 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2b) Reflects automatic annual increases on January 1, 2025, to the number of shares of the Registrant's common stock reserved for issuance under the 2022 ESPP, which annual increase is provided for in the 2022 ESPP. (2c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act. Shares reserved for future issuance under the 2022 ESPP, are based on 85% of $51.28, which represents the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select market on February 28, 2025.